Exhibit 99.1

March 7, 2019

PDC Energy Confirms Receipt of Director Nominations

DENVER, March 7, 2019: PDC Energy, Inc. (“PDC” or the “Company”) (NASDAQ: PDCE) today confirmed that Kimmeridge Energy Management Company (“Kimmeridge”) has provided notice of its intent to nominate three individuals to stand for election to the PDC Board of Directors at the 2019 Annual Meeting of Shareholders.

The PDC Board and its Nominating and Governance Committee will review the proposed Kimmeridge nominees and present the Board’s recommendation regarding director nominees in the Company’s definitive proxy materials, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting.

The date of the Company’s 2019 Annual Meeting has not yet been announced. PDC shareholders are not required to take action at this time.

The PDC Board comprises eight highly qualified directors, seven of whom are independent and all of whom are actively engaged in the execution of the Company’s strategic plan. These directors bring financial and operational experience and relevant expertise, including in the areas of oil and gas, leadership, corporate management, accounting and finance, and mergers and acquisitions. The Board is also committed to regular refreshment and has appointed three new independent directors since 2017.

The Board and management are collectively focused on acting in the best interest of PDC shareholders, and will continue to engage with shareholders and take appropriate action in this regard.

J.P. Morgan is serving as financial advisor to PDC and Davis Graham & Stubbs LLP and Wachtell, Lipton, Rosen & Katz are serving as legal advisors.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas.  PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and our other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the ownership of PDC’s directors and executive officers in PDC common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in PDC’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:                                           Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

(212) 355-4449

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